                                                                    Exhibit 3h



                                 State of Delaware

                          OFFICE OF THE SECRETARY OF STATE

              --------------------------------------------------------

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "CRONUS INDUSTRIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF MARCH, A.D. 1988, AT 9 O'CLOCK A.M.

















               SEAL                   /s/ William T. Quillen
                                   --------------------------------------------
                                   William T. Quillen, Secretary of State

0828493   8100                     AUTHENTICATION:  7067610

944048595                                   DATE:  03-24-94

                    CERTIFICATE OF THE DESIGNATION, PREFERENCES,
                  RIGHTS AND LIMITATIONS OF 7% SERIES B CUMULATIVE
             CONVERTIBLE EXCHANGEABLE PREFERRED STOCK, $10.00 PAR VALUE
                                         OF
                              CRONUS INDUSTRIES, INC.


               Pursuant to Section 151 of the General Corporation Law
                              of the State of Delaware


     Cronus Industries, Inc., hereinafter called the "Company", a corporation organized and existing under the General Corporation law of the State of Delaware,

     Does Hereby Certify:

     That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company and pursuant to the provisions of
Section 151 of the Delaware General Corporation Law said Board of Directors, by a written consent dated as of March 15, 1988 executed by all of the directors, duly adopted the following resolution:

     "WHEREAS, the Company is issuing its 10% Convertible Exchangeable Notes due 1998 in the original principal amount of $10,000,000 (the "Notes");

     "WHEREAS, the Series B Preferred Stock (defined below) will be issuable upon conversion or exchange of the Notes; and

     "WHEREAS, the issue price of the Series B Preferred Stock will be $14.00 (the "Issue Price"),

     "RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of this Company in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Company be, and it hereby is, given the distinctive designation of "7% Series B Cumulative Convertible Exchangeable Preferred Stock, $10.00 Par Value" (hereinafter referred to as the "Series B Preferred Stock"), said series to consist of Seven Hundred Fourteen Thousand Two Hundred and Eighty-Five (714,285) shares of the par value of Ten Dollars ($10.00) per share, of which the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, shall be as follows:

1. CASH DIVIDENDS ON SERIES B PREFERRED STOCK. The holders of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of the funds of the Company - legally available therefor, cumulative cash dividends at the annual rate of 7% of the Issue Price per share, payable quarterly on the lst day of April, July, October and January of each year (each such date being hereinafter called a 'dividend payment date") to holders of record on that date, commencing to accrue on the date of original issuance of any shares of the Series B Preferred Stock and commencing to be payable on the first dividend payment date thereafter. If the dividend on the Series B Preferred Stock for any dividend period shall not have been paid or set apart in full for the Series B Preferred Stock, the aggregate deficiency shall be cumulative. Accumulations of dividends on the Series B Preferred Stock shall not bear interest.

2.   CONVERSION OF SERIES B PREFERRED STOCK INTO COMMON STOCK.

     (a) The Holder of each share of Series B Preferred Stock shall have the right, at his option, commencing on April 1, 1991 (unless earlier permitted for the period set forth in paragraph 4(c) hereof) and in the manner described below (or if the Series B Preferred Stock is called for redemption, then to and including but not after the close of business on the date fixed for redemption, unless the Company shall default in the payment due upon redemption), to convert said share of Series B Preferred Stock into as many fully paid and non-assessable shares of Common Stock of the Company as the Issue Price for such share of Series B Preferred Stock to be converted is an integral multiple of the Conversion Price (defined below) in effect at the time of such conversion. The Conversion Price in effect at the date of original issuance of the Series B Preferred Stock shall be equal to the conversion price in effect under the Notes at the time the Notes are converted and exchanged into Series B Preferred Stock, and will be subject to adjustment from time to time in accordance with the provisions of paragraph 2(d) below (as the same may be adjusted, herein called the "Conversion Price") Upon any adjustment of the conversion Price, there may likewise be an adjustment made to the number of shares of Common Stock or other capital stock of the Company into which the shares of Series B Preferred Stock are convertible.

     (b) To exercise the conversion privilege, the Holder shall surrender the certificate or certificates representing the share or shares of Series B Preferred Stock so to be converted, duly endorsed to the Company or in blank, at the office or agency maintained by the Company in Dallas, Texas, and shall give written notice to the Company at such office or agency that the Holder elects to convert the same. The notice shall also state the name or names (with address) in which the certificate or certificates for Common Stock are to be issued. Unless the shares of common Stock issuable on conversion are to be issued in the same name as the registration of the shares of Series B Preferred Stock to be so converted, the certificates representing the shares of Series B Preferred Stock to be so converted shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the Holder or his duly authorized attorney. As promptly as practicable after the surrender of the certificates representing the shares of Series B Preferred Stock to be so converted and the receipt of the notice, the Company shall deliver at such office or agency to the Holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock deliverable upon said conversion, a check or cash in respect of any fractional interest in a share of Common Stock arising upon such conversion, and a new certificate or certificates representing the number of shares of Series B Preferred Stock equal to the unconverted portion of the certificate or certificates representing Series B Preferred Stock so surrendered. Each conversion shall be deemed to have been effected on the date on which the Series B Preferred Stock shall have been surrendered and such notice received by the Company as aforesaid, and the person or persons in whose name or names any certificate for Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares of Common Stock represented thereby, and the rights of the Holder with respect to the shares of Series B Preferred Stock so surrendered for conversion shall cease on such date. No adjustment shall be made for dividends accrued on the shares of Series B Preferred Stock that shall be converted or for dividends on any Common Stock that shall be delivered upon the conversion of the Series B Preferred Stock.

     (c) No fractional interest in a share of Common Stock shall be delivered upon conversion of the Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion of such Series B Preferred Stock shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered for conversion. If any fractional interest of a share of Common Stock would be deliverable upon the conversion of the Series B Preferred Stock, the Company shall make an adjustment therefor in cash equal to the Issue Price for the Series B Preferred Stock that would otherwise result in delivery of a fractional share.

     (d) The Conversion Price shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of the following events:

      A. If the Company shall hereafter (i) pay a dividend in, or make a distribution of, shares of Common Stock or of the Company's capital stock convertible into Common Stock, on its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of such shares or (iii) combine its outstanding shares of Common Stock into a smaller number of such shares, the Conversion Price shall be adjusted so that the Holder of each share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the same number of shares of Common Stock and the number of shares of the Company's capital stock convertible into Common Stock which he would have owned immediately following the happening of any of the events described above had such share of Series B Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (A) shall, in the case of a stock dividend or distribution, become effective immediately after the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of an adjustment made pursuant to this subparagraph (A), the Holder of a share of Series B Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be evidenced by a Board resolution) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock.

B. In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock at the record date mentioned below, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the enumerator shall be the number of shares of Common Stock outstanding on the record date mentioned below plus the number of additional shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock offered for subscription or purchase would purchase at the Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever any such rights, options or warrants are issued, and shall become effective as of the record date for the determination of stockholders entitled to receive such rights, options or warrants. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Current Market Price, there shall be taken into account any consideration received by the Company for such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board resolution. If all or any portion of any class or issue of such rights, options or warrants shall expire unexercised, the Conversion Price shall be adjusted by an amount equal to the difference between the adjustment originally made to the Conversion Price in respect of the issuance of such class or issue of rights, options. or warrants and the adjustment that would have been made as of the record date for such issuance if such class or issue of rights, options or warrants had consisted solely of the rights, options or warrants of such class or issue actually exercised prior to their expiration.

     C. In case the Company shall distribute to all holders of its Common Stock shares of its capital stock (other than Common Stock or shares of capital stock convertible into Common Stock), evidences of its indebtedness or assets (excluding cash dividends or other distributions payable from consolidated retained or consolidated current earnings of the Company), or rights or warrants (excluding those referred to in subparagraph (B) above and subparagraph (I) below) to subscribe or purchase such shares, evidences of indebtedness or assets, then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the Current Market Price per share of Common Stock on the record date mentioned below, less the fair market value (as determined by the Board of Directors of the Company whose determination shall be conclusive and evidenced by Board resolution) of the capital stock, assets or evidences of indebtedness or of such rights, options or warrants so distributed to all such holders applicable to one share of Common Stock, and of which the denominator shall be the Current Market Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

     D. In the event of any capital reorganization or any reclassification of the Common Stock (except as provided in subparagraphs (A) through (C) above or subparagraph (H) below), the Holder of each share of Series B Preferred Stock upon conversion thereof shall be entitled to receive, in lieu of the Common Stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company that he would have been entitled to receive at the same aggregate Conversion Price upon such reorganization or reclassification if such share of Series B Preferred Stock had been converted immediately prior thereto; and in any such case, appropriate provision (as determined by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a Board resolution) shall be made for the application of this paragraph 2(d) with respect to the rights and interests thereafter of the Holder of a share of Series B Preferred Stock (including but not limited to the allocation of the adjusted Conversion Price between or among shares of classes of capital stock), to the end that this paragraph 2(d) (including the adjustments of the Conversion Price) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent conversions of a share of Series B Preferred Stock for any shares or securities or other property thereafter deliverable upon the conversion of said share of Series B Preferred Stock.

     E. No adjustment in the Conversion Price shall be made unless such adjustment would require an increase or decrease in the Conversion Price of at least $0.25; provided, however, that any adjustments which by reason of this subparagraph (E) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, that any adjustments which are so carried forward shall be made no later than the date as to which the aggregate adjustments not previously made would require a total increase or decrease in the Conversion Price of $0.25. All calculations under this paragraph 2(d) shall be made to the nearest cent.

     F. Anything in this paragraph 2(d) to the contrary notwithstanding, the Company shall be entitled, but not required, to make such reductions in the Conversion Price, in addition to those required by this paragraph 2(d), as in its discretion it shall determine to be advisable, provided that any such reduction shall be effective for a period of not less than 30 days from the date of mailing of notice of such red5ction to the registered Holders of the Series B Preferred Stock.

     G. Whenever the Conversion Price is adjusted as provided in this paragraph 2(d), the Company will promptly mail to the Holders of the Series B Preferred Stock, by first-class, postage prepaid mail to their last addresses as they appear on the registry books of the Company, a notice signed by the Chairman of the Board or the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant secretary of the Company setting forth the Conversion Price as so adjusted, stating that such adjustment in the Conversion Price conforms to the requirements of this paragraph 2(d), and setting forth a brief statement of the facts accounting for such adjustment. Such notice shall be presumptive evidence of the correctness of such adjustment. Failure to give any notice required under this subparagraph (G), or any defect therein, shall not affect the legality or validity of any such adjustments under this paragraph 2(d). Where appropriate, such notice may be given in advance and included as part of any other notice required to be given to Holders of the Series B Preferred Stock.

     H. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger that does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Holder of this Note shall have the right thereafter to receive, upon conversion of each share of Series B Preferred Stock, the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company for which each share of Series B Preferred Stock might have been converted immediately prior to such consolidation, merger, sale or transfer. The corporation formed by such consolidation or merger or the corporation that shall have acquired such assets, as the case may be, shall execute and deliver to each Holder a notice setting forth the kind and amount of shares of stock and other securities and property into which each share of Series B Preferred Stock shall thereafter be convertible and in addition shall adopt, and include in such notice a description of, supplemental provisions for future adjustments, which shall be as nearly equivalent as may be practicable to the other adjustments provided-in this paragraph 2(d). The above provisions of this subparagraph (H) shall similarly apply to successive consolidations, mergers, sales or transfers.

          I. If a Holder of a share of Series B Preferred Stock converts the same after the Distribution Date (as defined in the Rights Agreement), the Holders of the Series B Preferred Stock, upon conversion hereof, shall be entitled to receive (in addition to the shares of Common Stock and other capital stock of the Company to which he otherwise is entitled) the same number of rights to purchase shares of the Series A Junior Participating Preferred Stock, $10 par value, of the Company as the Holder would have been entitled to receive if such Series B Preferred Stock had been converted immediately before the Distribution Date.

3.   CONVERSION AND EXCHANGE OF SERIES B PREFERRED STOCK FOR NOTES.

     (a) A majority of the Continuing Directors of the Company may at any time determine that, on such date as it may select (the "Exchange Date"), each share of - Series B Preferred Stock shall be converted and exchanged into that principal amount of Notes as shall be equal to the Issue Price, and on the Exchange Date such conversion and exchange shall occur automatically and without any necessity for action on the part of the Holders of the shares of the Series B Preferred Stock.

     (b) The Company will give to the Holders of the Series B Preferred Stock a written notice of the Exchange Date and of the automatic conversion and exchange of the Series B Preferred Stock into Notes as soon as practicable after its occurrence. Such notice also shall specify the Conversion Rate that was in effect on the Exchange Date and the principal amount of Notes into which each share of Series B Preferred Stock was converted and exchanged, and specify the procedures by which the Holder shall surrender certificates evidencing the shares of Series B Preferred Stock and receive the Notes into which such shares have been converted and exchanged. Failure to deliver such a notice to the Holder shall not affect the validity of the conversion and exchange of the Series B Preferred Stock into Notes.

     (d) At any time on or after the Exchange Date, the Holder may surrender the certificates representing shares of Series B Preferred Stock to the Company at the office or agency maintained by the Company in Dallas, Texas, in exchange for a Note or Notes in the aggregate principal amount specified in subparagraph 3(a) above, registered in such Holder's name or that of its nominee, as such Holder shall request. Before any Holder shall be entitled to receive such Notes, the Holder shall surrender the certificates representing shares of Series B Preferred Stock to the Company at the address specified in the notice of exchange, and shall state in writing the name or names (with addresses), in which the Notes are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at said address to such Holder, or to his nominee or nominees, a Note or Notes in the aggregate principal amount to which the Holder shall be entitled as aforesaid. The Notes to be issued in exchange for the Series B Preferred Stock shall be in substantially the form of such Notes as originally issued pursuant to the Note Purchase Agreement, except that interest shall commence to accrue thereunder on the last dividend payment date prior to the Exchange Date and the initial conversion rate under such Notes shall be the Conversion Rate in effect for the Series B Preferred Stock on the Exchange Date. The Company shall not be required to pay any documentary, stamp or transfer tax which may be payable in respect of any transfer involved in the issue or transfer or delivery of Notes in a name other than. that in which the shares of Series B Preferred Stock so exchanged were registered, and no such issue or delivery- shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

     (c) The Series B Preferred Stock shall be deemed to have been converted and exchanged into Notes effective as of the close of business on the Exchange Date, and the person or persons entitled to receive the Notes issuable upon such exchange shall be treated for all purposes a s the record holder or holders of Notes as of the close of business on such date. As of the close of business on the Exchange Date, the rights of the Holders of the Series B Preferred Stock as such shall terminate (including the right to receive accrued and unpaid dividends to the Exchange Date) and such shares of Series B Preferred Stock shall be returned to the status of authorized but unissued shares of Series B Preferred Stock and shall no longer be deemed outstanding, and the former holders of such shares of Series B Preferred Stock shall continue to possess only the right to receive the Notes issuable in exchange therefor. No payments of the accrued and unpaid dividends on the Series B Preferred Stock for periods prior to the dividend payment date immediately preceding the Exchange Date'. and no payments of interest on the Notes into which they shall have been converted and exchanged, shall be paid to the Holder until such time as the Holder has surrendered the certificates representing shares of Series B Preferred Stock to the Company in exchange for Notes.

4.   REDEMPTION OF SERIES B PREFERRED STOCK.

          (a) Commencing on April 1, 1993, and on each April I thereafter through April 1, 1997, the Company shall redeem 10% of the aggregate number of shares of Series B Preferred Stock that were issuable upon conversion and exchange of the Notes at the time of original issuance of the Notes pursuant to the Note Purchase Agreement (as that number of shares of Series B Preferred Stock so issuable may. have been adjusted prior to their actual issuance pursuant to anti-dilution provisions of the Notes), less any shares of Series B Preferred Stock theretofore acquired other than by conversion (including any that were subject to issuance pursuant to Notes that were acquired, other than by conversion, before the conversion and exchange of such Notes into Series B Preferred Stock) and not previously credited against a mandatory redemption obligation, at a price equal to 100% of the Issue Price for each share so redeemed by the Company, plus accrued and unpaid dividends.

     (b) The Series B Preferred Stock may be redeemed, at the option of the Company, at any time on or after April 1, 1993 and from time to time thereafter, at a price equal to 100% of the Issue Price for each share so redeemed by the Company, plus accrued and unpaid dividends; PROVIDED, HOWEVER, that the Company may not redeem any of the shares of Series B Preferred Stock pursuant to this subparagraph 4(b) unless the Current Market Price per share of the Common Stock of the Company, on the date of mailing of the notice of such redemption to the Holders, is greater than 200% of the Conversion Rate in effect at the time. The maximum number of shares of Series B Preferred Stock that may be redeemed by the Company in any 12-month period shall be as follows:

               (i) For the 12-month period commencing April 1, 1993, the Company may redeem an aggregate of one-third of the number of shares of Series B Preferred Stock that were issuable upon conversion and exchange of the Notes at the time of original issuance of the Notes pursuant to the Note Purchase Agreement (as that number of shares of Series B Preferred Stock so issuable may have been adjusted prior to their actual issuance pursuant to anti-dilution provisions of the Notes), less one-third of the number of such shares repurchased by the Company pursuant to paragraph 4E(ii) of the Note Purchase Agreement (including any that were subject to issuance pursuant to Notes that were repurchased pursuant to such paragraph 4E(ii) of the Note Purchase Agreement);

               (ii) For the 12-month period commencing April 1, 1994, the Company may redeem an aggregate of two-thirds of the number of shares of Series 8 Preferred Stock that were issuable Upon conversion and exchange of the Notes at the time of original issuance of the Notes pursuant to the Note Purchase Agreement (as that number of shares of Series B Preferred Stock so issuable may have been adjusted prior to their actual issuance pursuant to anti-dilution provisions of the Notes), less the sum of (A) two-thirds of the number of such shares repurchased by the Company pursuant to paragraph 4E(ii) of the Note Purchase Agreement (including any that were subject to issuance pursuant to Notes that were repurchased pursuant to such paragraph 4E(ii) of the Note Purchase Agreement) and (B) the number of shares of Series B Preferred Stock redeemed by the Company pursuant to this subparagraph 4(b) during the 12-month period commencing April 1, 1993 (including any that were subject to issuance pursuant to Notes that were redeemed pursuant to paragraph 3(b) of the Notes during the same period); and

               (iii) At any time and from time to time on and after April 1, 1995, the Company may redeem all or any part of the shares of Series B Preferred Stock at the time remaining outstanding.

          (c) At the option of the Holder of any shares of Series B 'Preferred Stock, the shares of Series B Preferred Stock held by such Holder shall be redeemed by the Company, if prior to April 1, 1991: (i) any Person, together with all Affiliates and Associates of such Person, acquires shares of Common Stock of the Company in one or more transactions and, as a result thereof, becomes the Beneficial Owner of more than 50% of the Common Stock of the Company; and (ii) such amount of beneficial ownership was not submitted by such Person to the Board of Directors for its prior approval and, if so submitted, did not receive the affirmative vote or concurrence of both a majority of the Continuing Directors and of the person nominated for election to the Board of Directors pursuant to the Note Purchase Agreement (whether or not such person was in fact so elected), as reflected either in minutes or other records of proceedings of the Board of Directors or in any other writing executed by such directors (or nominee). In such event, each Holder of shares of Series B Preferred Stock shall have the right, to be exercised by written notice to the Company, either to convert the shares of Series B Preferred Stock into Common Stock of the Company in accordance with paragraph 2 hereof or .to tender the shares of Series B Preferred Stock held by him for redemption in their entirety at a redemption price for each share of Series B Preferred Stock equal to the higher of (A) the aggregate amount determined by multiplying 100% of the Current Market Price for the Common Stock by the number of shares of Common Stock into which each share of Series 8 Preferred Stock is then convertible, plus accrued and unpaid dividends to- the date of redemption, or (B) the following amount, plus accrued and unpaid dividends to the date of redemption:

     If The Stock Acquisition            Percentage of
              Date Occurs                  Issue Price
     ------------------------            -------------
     Prior to April 1, 1989                 110%
     Between March 31, 1989
        and April 1, 1990                   109
     Between March 31, 1990
        and April 1, 1991                   108

          The right of the Holder to convert his shares of Series B Preferred Stock into Common Stock or to tender the same for redemption as aforesaid shall commence on the later of the Stock Acquisition Date pursuant to which such Person became the Beneficial Owner of more than 50% of the Common Stock of the Company and shall terminate at the close of business on the 60th day. thereafter. If redemption is elected by the Holder, the date of redemption shall occur on the 30th day following the date of notice of such election by the Holder.

          (d) At the option of the Holder of any shares of Series B Preferred Stock, the shares of Series B Preferred Stock held by such Holder shall be redeemed by the Company if and whenever there occurs a breach of any of the conversion provisions of paragraph 2 or any of the financial covenants contained in paragraph 5, or any of the redemption provisions of paragraph 4, or if any voting action entitled or required to be taken by the holders of the Series B Preferred Stock is disregarded, and there is no cure of the same within 30 days after its occurrence. In such event, each Holder of shares of Series B Preferred Stock shall have the right, to be exercised by written notice to the Company, to tender the shares of Series B Preferred Stock held by him for redemption in their entirety at a redemption price for each share of Series B Preferred Stock equal to 100% of the Issue Price therefor, plus accrued and unpaid dividends to the date of redemption. The right of the Holder to tender his shares of Series B Preferred Stock for redemption as aforesaid shall terminate, if not at the time exercised, at such time as the breach or event giving rise to such right shall have been cured. If redemption is elected by the Holder, the date of redemption shall occur on the 30th day following the date of notice of such election by the Holder.

     (e) If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Company shall select a pro rata portion of the shares held by each Holder for redemption; PROVIDED, HOWEVER, that the Company may select for redemption all of the shares of Series B Preferred Stock held by any one Holder if such Holder owns fewer than 5,000 shares. To the extent the Company redeems a pro rata portion of the shares of Series B Preferred Stock held by any one Holder, the Company may round the pro rated portion to be so redeemed to integral multiples of 1,000 shares.

     (f) In the case of a redemption by the Company pursuant to subparagraphs 4(a) or (b) above, the Company shall (i) fix a date for redemption (unless otherwise fixed in subparagraph 4(a) above) and (ii) mail or cause to be mailed a notice of such redemption at least 30 and not more than 75 days prior to the date fixed for the redemption to the Holders of the shares of Series B Preferred Stock so to be redeemed at their last addresses as they shall appear on the registry books. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to any Holder whose shares of Series B Preferred Stock have been designated for redemption shall not affect the validity -of the proceedings for the redemption of any other shares.

     Each such notice of redemption shall specify the date fixed for redemption, the redemption price at which the shares of Series B Preferred Stock are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of certificates representing such shares, that dividends accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date dividends thereon will cease to accrue. Such notice also shall state that the Series B Preferred Stock may be converted into Common Stock pursuant to the terms of the Series B Preferred Stock until the close of business on the date fixed for redemption. If fewer than all of the shares of Series B Preferred Stock are to be redeemed, the notice of redemption shall identify the aggregate number of shares to be redeemed. In case the shares of Series B Preferred Stock held by any Holder are to be redeemed in part only, the notice of redemption shall state the portion of the shares so held which are to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of certificates representing such shares, a new certificate or certificates representing the unredeemed portion thereof will be issued.

          (g) If notice of redemption by the Company or of election to tender for redemption by the Holder has been given as above provided, the redemption price for the shares of Series B Preferred Stock with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice or otherwise specified, together with dividends accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment for such shares at the redemption price, together with dividends accrued to said date) dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue and the right to convert the shares of Series B Preferred Stock Notes into Common Stock shall terminate at the close of business on such date. On presentation and surrender of certificates representing such shares at a place of payment in said notice specified, the said shares shall be paid for and redeemed by the Company at the applicable redemption price, together with dividends accrued thereon to the date fixed for redemption.

5. FINANCIAL COVENANTS. As long as any Series B Preferred Stock is outstanding:

     (a) the Company will not pay dividends on or make distributions with respect to or repurchase or redeem any Common Stock or other capital stock ranking junior to the Series B Preferred Stock with respect to dividends or in liquidation if dividends on the Series B Preferred Stock are in arrears or the Company is in default on any redemption or repurchase obligation with respect to the Series B Preferred Stock.

               (b) The Company will not pay dividends on or make distributions with respect to or repurchase or redeem Common Stock or other capital stock ranking junior to the Series B Preferred Stock with respect to dividends or in liquidation, if the aggregate amount of all such dividends, distributions, repurchases or redemptions after January 1, 1988 would exceed the total of:

          (i) The accumulated net income of the Company from January 1, 1988 through the end of the immediately preceding quarter; plus

          (ii) The proceeds from the issuance of capital stock or rights, options or warrants to acquire capital stock of the Company, excluding capital stock issued upon conversion or exercise of any convertible security or right, option or warrant; plus

          (iii)     $5,000,000; plus

          (iv) The proceeds of sale of the Notes to the extent such use has been approved by a majority of the Continuing Directors.

     (c) The Company will not sell, transfer or otherwise dispose of assets, whether in one transaction or a series of related transactions if the aggregate fair market value of the assets to be so disposed of exceeds $10,000,000, but excluding from this restriction: (i) sales of inventory in the ordinary course of business; (ii) sale of equipment that is to be replaced by newer or more technologically advanced equipment; and (iii) sales of assets approved by a majority of the Continuing Directors.

     (d) The Company will not incur any Indebtedness without the approval of the holders of a majority of the Series B Preferred Stock if, immediately thereafter, the ratio of total Indebtedness of the Company to its Shareholders' Equity would exceed 2.0 to 1, calculated on a consolidated basis.

     (e) As long as either the Notes or the Series B Preferred Stock remain outstanding, the Company will not create or incur any indebtedness for money borrowed unless under the express provisions of the instrument creating or evidencing the same or pursuant to which the same is outstanding, such indebtedness is subordinated in right of payment and upon liquidation of the Company to the payment in full of all principal, premium (if any) and interest on the Notes; PROVIDED, HOWEVER, that indebtedness for borrowed money incurred to fully or partially fund the purchase or acquisition of property or assets having a purchase price or fair market value at least equal to the original principal amount of such indebtedness, and which is secured by a security interest in or pledge or mortgage of the property or assets so acquired, shall not be required to be so subordinated; and PROVIDED FURTHER, that indebtedness for borrowed money outstanding as of March 11, 1988, may be renewed, extended or refunded from time-to-time without being so subordinated.

6.   VOTING RIGHTS.

     (a) At every meeting of stockholders of the Company, each Holder of Series B Preferred Stock shall be entitled to cast, for each such share of Series B Preferred Stock standing in his name on the books of the Company, that number of votes which equals the number of shares of Common Stock into which each share of Series B Preferred Stock is then convertible (initially one vote per share).

     (b) Holders of Series B Preferred Stock shall vote as one class with the holders of Common Stock and any other capital stock having voting rights on all matters submitted to shareholders of the Company for a vote, except as provided by law and as specified in subparagraph (c) below, and except that while the Holders of Series B Preferred Stock, voting as a class, are entitled to elect either two directors of the Company or a majority of the directors of the Company as provided in subparagraphs (d) and (e) below, they shall not be entitled to participate with the holders of Common Stock and other capital stock having voting rights in the election of any other directors.

     (c) Approval by holders of a majority of the votes to which Holders of the Series B Preferred Stock are entitled, voting as a separate class if holders of the Common Stock or any other capital stock having voting power also are entitled to vote, will be required with respect to:

          (i) Creation, authorization or issuance any class of capital stock ranking, either as to payment of dividends, redemptions or distributions of assets, prior to or on a parity with the Series B Preferred Stock, notwithstanding any authority of the Board of Directors to create such a class of capital stock without approval of shareholders of the Company;

          (ii) Changing the powers, preferences, rights or limitations with respect to the Series B Preferred Stock in any respect prejudicial or adverse to the Holders thereof, whether by amendments to the Company's certificate of incorporation or otherwise;

          (iii) The issuance of shares of Series B Preferred Stock in excess of those originally issuable upon conversion of the Notes (as that number may be adjusted pursuant to anti-dilution provisions of the Notes);

          (iv) Any Reorganization that has not been approved by, and submitted to shareholders of the Company for their approval with a favorable recommendation by, a majority of Continuing Directors of the Company;

          (v) Any Self-Dealing Transactions between the Company or its subsidiaries and any Acquiring Person; and

          (vi) Any action proposed to be authorized or approved by a majority written consent of shareholders without a meeting.

     (d) If and whenever accrued dividends on the Series B Preferred Stock shall not have been paid, or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to not less than four (4) quarterly dividends on any shares of Series B Preferred Stock at the time outstanding then and in such event, the holders of the Series B Preferred Stock, voting separately as a class, shall be entitled, at any annual meeting of the stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series B

Preferred Stock called as hereinafter provided, to elect two (2) directors. Such right of the holders of Series B Preferred Stock to elect two (2) directors may be exercised until dividends in default on the Series B Preferred Stock shall have been paid in full or funds sufficient therefor set aside and, when so paid or provided for, the right of the holders of the Series B Preferred Stock to elect such number of directors shall cease, but subject always to the same provisions for the vesting of such voting rights in the case of any such future dividend default or defaults.

     (e) If and whenever there occurs a breach of any of the conversion provisions of paragraph 2 or any of the financial covenants contained in paragraph 5, or any of the redemption provisions of paragraph 4, or if any voting action entitled or required to be taken by the holders of the Series B Preferred Stock voting as a separate class - is disregarded, and the same is not cured or remedied within 30 days after written notice from a Holder, then and in such event, the holders of the Series B Preferred Stock, voting separately as a class, shall be entitled, at any annual meeting of the stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series B Preferred Stock called as hereinafter provided, to elect such number of directors as may be necessary to constitute, after such election, a majority of the members of the Board of Directors of the Company. Such right of the holders of Series B Preferred Stock to elect a majority of the directors may be exercised until all of the breaches or events giving rise to the right to so elect a majority of the directors of the Company shall have been cured or there shall no longer be any shares of Series B Preferred Stock outstanding and, when so cured or there are no longer any shares of Series B Preferred Stock outstanding, the right of the holders of the Series B Preferred Stock to elect such number of directors shall cease, but subject always to the same provisions for the vesting of such voting rights in the case of any such future defaults or events.

     (f) At any time after voting power to elect two directors or a majority of the directors of the Company shall have so vested in the holders of the Series B Preferred Stock, the Secretary of the Company may, and, upon the written request of the holders of record of ten per cent (10%) or more of the shares of the Series B Preferred Stock then outstanding, addressed to him at the principal office of the Company shall, call a special meeting of the holders of the Series B Preferred Stock for the election of the directors to be elected by them as hereinafter provided, to be held within forty (40) days after delivery of such request and at the place and upon the notice provided by law and in the by-laws of the Company for the holding of meetings of stockholders; PROVIDED, HOWEVER, that the Secretary shall not be required to call such special meeting in the case of any such request received less than ninety (90) days before the date fixed for the next ensuing annual meeting of stockholders. No such special meeting and no adjournment thereof shall be held on a date less than thirty (30) days before the annual meeting of the stockholders or special meeting held in place thereof next succeeding the time when the holders of the Series B Preferred Stock become entitled to elect directors as above provided. If at any such annual or special meeting or any adjournment thereof the holders of at least a majority of the shares of the Series B Preferred Stock then outstanding shall be present or represented by proxy, then, by vote of the holders of at least a majority of the shares of the Series B Preferred Stock present or so represented at such meeting, the then authorized number of directors of the Company shall be increased either by two (2) or by such number or as shall constitute a majority of the then number of directors, and the holders of the Series B Preferred Stock shall be entitled to elect the additional directors so provided for. The directors so elected shall serve until the next annual meeting of stockholders or until their respective successors shall be duly elected and shall qualify; provided, however, that whenever the holders of the Series B Preferred Stock shall be divested of voting power as above provided, the terms of office of all persons elected as directors by the holders of the Series B Preferred Stock as a class shall forthwith terminate, and the number of the Board of Directors shall be reduced accordingly.

     (g) If, during any interval between any special meeting of the holders of the Series B Preferred Stock for the election of directors to be elected by them as provided in subparagraph (d) or (e) and the next ensuing annual meeting of stockholders, or between annual meetings of stockholders for the election of directors, and while the holders of the Series B Preferred Stock shall be entitled to elect additional directors, the number of directors who have been elected by the holders of the Series B Preferred Stock shall, by reason of resignation, death or removal, be less than the total number of directors subject to election by the holders of the Series B Preferred Stock, the Secretary of the Company shall, in any event, within ten (10) days after delivery to the Company at its principal office of a request to such effect signed by the holders of at least ten per cent (10%) of the outstanding shares of the Series B Preferred Stock, call a special meeting for such purpose to be held within forty (40) days after delivery of such request and such vacancy or vacancies shall be filled by the holders of the Series B Preferred Stock at such special meeting; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than ninety (90) days before the date fixed for the next ensuing annua-1 meeting of stockholders.

7. PRIORITY OF SERIES B PREFERRED STOCK IN EVENT OF DISSOLUTION. In the event of any liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series B Preferred Stock shall be entitled to receive, out of the remaining net assets of the Company, an amount for each share of Series B Preferred Stock equal to the Issue Price, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of the Common Stock or other capital stock ranking junior to the Series B Preferred Stock. After such payment shall have been made in full to the holders of the Series B Preferred Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the Series B Preferred Stock, so as to be and continue to be available therefor, the holders of the Series B Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company.

8. DEFINITIONS. For purposes of determining the rights of the Holders of the Series B Preferred Stock, the following terms have the meanings indicated:

     (a) "Acquiring Person" shall mean any Person, together with all Affiliates and Associates of such Person, that either:

          (i) together with all Affiliates and Associates of that Person, is the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary, or any Person organized, appointed, or established by the Company or any Subsidiary for or pursuant to the terms of any such plan; or

          (ii) is at the time engaged in a tender or exchange offer that could result in that Person, together with all Affiliates and Associates of that Person, becoming the Beneficial Owner of 30% or more of the outstanding Common Stock.

     (b) 'Affiliate" and "Associate" shall have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the 'Exchange Act"), as in effect on the date of execution of the Note Purchase Agreement.

     (c) A Person shall be deemed the "Beneficial Owner, of, and shall be deemed to "beneficially own," any securities or equity interests:

          (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, or other rights, warrants, or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote or dispose of or 'beneficial ownership" (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act) of (including pursuant to any agreement, arrangement, or understanding, whether or not in writing); PROVIDED, HOWEVER, that a Person shall not be deemed the "Beneficial Owner" of, or to 'beneficially own," any security under this clause (B) as a result of an agreement, arrangement, or understanding to vote such security if such agreement, arrangement, or understanding (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (2) is not also then reportable by such Person on
     Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (ii) that are beneficially owned, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement, or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph 5(c)(i)(B) above), or disposing of any securities or equity interests.

     (d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

     (e) "Close of business" on any given date shall mean 5:00 P.M., Dallas time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Dallas time, on the next succeeding Business Day.

     (f) "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company, as amended, at the date of execution of the Note Purchase Agreement this Note or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value; except that "common stock" when used with reference to any Person other than the Company shall mean the class of capital stock of such Person with the greatest voting power, or the equity securities or other equity interests having power to control or direct the management, of such Person.

     (g) "Continuing Director" shall mean any member of the Board of Directors of the Company who (i) (A) is not an Acquiring Person and (B) who was a member of the Board of .Directors of the Company before the time the Acquiring Person became an Acquiring Person, or (ii) (A) is not an Acquiring Person and (B) was recommended to serve on the Board of Directors of the Company by a majority of Continuing Directors.

     (h) "Current Market Price" at any date shall be deemed to be the average of the last reported sales price per share of Common Stock on the 20 consecutive Trading Days commencing 25 Trading Days before the day in question.

     (i) "Distribution Date" shall mean the date of distribution to holders of Common Stock of the Company of rights to purchase Series A Junior Participating Preferred Stock, $10 par value, of the 'Company, as defined in Section 3 of the Rights Agreement.

     (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (k) "Exchange Date" shall have the meaning assigned to the same in paragraph 3(a) hereof.

     (1) "Holder" shall mean the Person in whose or which name a share of Series B Preferred Stock is registered either on the face of the Certificate representing the same or on register books mentioned by the Company. "Holders" shall mean the holders of all of the Series B Preferred Stock.

     (m) "Indebtedness" shall mean any of the following, whether the same be now outstanding or hereafter created or incurred:

          (i) Principal of and premium, if any, and interest on indebtedness for money borrowed;

          (ii) Principal of and premium, if any, and interest on indebtedness or obligations evidenced by notes, debentures, bonds or other debt securities issued by the Company;

          (iii) Obligations as lessee under leases of real or personal property recorded as capitalized leases in accordance with generally accepted accounting principles;

          (iv) Principal of and premium, if any, and interest on indebtedness of others of the kinds described in either of the preceding clauses (i) or
     (ii) or leases of others of the kind described in the preceding clause
     (iii) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise; and

          (v) Principal of and premium, if any, and interest on renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (i), (ii), (iv), or renewals of extensions of leases of the kinds described in either of the preceding clauses (iii) or (iv).

     (n) "Issue Price" shall have the meaning set forth in the preambles to this resolution designating the Series B Preferred Stock.

     (o) "Last reported sales price" for each day shall be (i) the last reported sales price of Common Stock on the National Market System of the National Association of Securities Dealers, Inc., Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause
(i), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least five of the 10 preceding days, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last reported sales price, or the closing bid price if no sale occurred, of such class of stock on the principal securities exchange on which such class of stock is listed. If Common Stock is quoted on a national securities or central market system, in lieu of a market or. quotation system described above, the last reported sales price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sales price of Common Stock on any day or the average of such last reported sales prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company.

     (p) Note Purchase Agreement" shall mean the Note Purchase Agreement between the Company and P. E. Esping, dated as of March 15, 1988, as the same may be amended or modified from time to time.

     (q) "Notes' shall mean all of the 10% Convertible Exchangeable Notes due April 1, 1988 of the Company originally issued pursuant to the Note Purchase Agreement, and any Notes issued upon transfer or in replacement thereof.

     (r) "Person" shall mean any individual, firm, corporation, partnership, or other entity, and any "group" within the meaning of Section 13(d)(3) of the Exchange Act.

     (s) "Reorganization" shall mean any transaction in which it is proposed, directly or indirectly, that: (i) the Company be consolidated with, or merged with and into, any other Person, and the Company would not be the continuing or surviving corporation of such consolidation or merger; (ii) any Person .-be consolidated with, or merged with or into, the Company, and the Company would be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock would be changed into or exchanged for stock or other securities of any other Person or cash or any other property; or (iii) the Company sell or otherwise transfer or lease (or one or more of its Subsidiaries shall sell or otherwise transfer or lease), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary); or (iv) the Company engage in any other transaction such as a recapitalization, reorganization or liquidation in which either the previously outstanding Common Stock is changed into or exchanged for different securities of the Company or interests in another entity or other property or which would or may cause the Company, immediately after consummation of the same, to be in breach of its covenants contained in paragraphs 5(c) and
(d) hereof.

     (t) "Rights Agreement" shall mean the Rights Agreement dated as of February 1, 1988 between the Company and Texas American Bank/Dallas, N.A., as Rights Agent, pursuant to which advantage provided by the Company or any Subsidiary; or (vii) any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries, or any other transaction or series of transactions which would involve the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person) that would or may have the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the' outstanding shares of any class of equity securities or of securities convertible into or exercisable for equity securities of the Company or any of its Subsidiaries of which any Acquiring Person or any Associate or Affiliate of any Acquiring Person, is the Beneficial Owner.

     (v) "Shareholders' Equity" as of any date shall mean the consolidated amount thereof shown on the consolidated balance sheet of the Company and its Subsidiaries as of the end of the most recent fiscal quarter, as reported in Form 10-K or Form 10-Q reports filed by the Company with the Securities and Exchange Commission.

     (w) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or another Person (including an Acquiring Person) that such Person has, together with all Affiliates and Associates of such Person, become the Beneficial owner of, as appropriate, either: (i) 20% or more of the Common Stock of the Company; or (ii) more than 50% of the Common Stock of the Company.

     (x) "Subsidiary" shall mean any corporation or other entity of which a majority of any class of equity securities or of any equity interests is beneficially owned by the Company or that is otherwise controlled by the Company and "subsidiary," with reference to any other Person, shall mean any corporation or other entity of which a majority of any class of equity securities or of any equity interests is beneficially owned by such other Person, or which is otherwise controlled by such other Person.

     (y) "Trading Days" with respect to Common Stock means: (i) if such class of stock is quoted on the National Market System of the National Association of Securities Dealers, Inc., Automated Quotation System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system; (ii) if such class of stock is listed or admitted for trading on any national securities exchange, days on which the principal national securities exchange on which such class of stock is listed or admitted for trading is open for business; or (iii) if not quoted or listed as described in clause (i) or (ii), days on which the New York Stock Exchange is open for business.

9. AMENDMENTS AND WAIVERS. Except as provided below, any amendment of the terms of the Series B Preferred Stock or these resolutions creating and authorizing the same, or a waiver of any right that the Holder may have thereunder or hereunder, shall be effective upon receipt of the written approval thereof by the Board of Directors of the Company and the written consent thereto by the Holders of at least two-thirds (2/3) in the aggregate of the number of shares of Series B Preferred Stock then outstanding, and the filing of any required certificate or other instrument with the Secretary of State of Delaware in accordance with the Delaware General Corporation Law; any such amendment or waiver shall thereupon be binding upon the Holders of all of the Series B Preferred Stock then or thereafter outstanding. No such amendment or waiver shall (i) extend the date or dates of redemption of any of the Series B Preferred Stock, or reduce the rate or extend the time of payment of dividends thereon, or reduce the redemption price or liquidation preference thereof, or waive a default in the payment of any redemption price or any dividend thereon, without the written consent of the Holder of each share of Series B Preferred Stock so affected, or (ii) reduce the aforesaid percentage of s-hares of Series B Preferred Stock, the Holders of which are required to consent to any such amendment or waiver, without the written consent of the Holders of all shares of Series B Preferred Stock then outstanding."

     IN WITNESS WHEREOF, Cronus Industries, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by C.A. Rundell, Jr., its Chairman of the Board, and John K. Sterling, its Secretary, this ___ day of March, 1988.

                                      CRONUS INDUSTRIES, INC.

     (CORPORATE SEAL]                 /s/ C. A. Rundell, Jr.
                                      ------------------------------------
                                      C.A. Rundell, Jr.,
                                        Chairman of the Board and
                                        Chief Executive Officer


     ATTEST:


     /s/ John K. Sterling
-----------------------------------
     John K. Sterling, Secretary